Exhibit 99.1

Important Risk Factors

         For a description of important factors that could cause actual results to differ materially from the results reflected in the forward-looking statements contained in this Form 10-Q, see pages 11 to 16 of the Form S-4 Registration Statement of LIFT (Registration No. 333-69864), as amended, which is hereby incorporated by reference.